Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

June 20, 2025

Spectral IP, Inc.
2515 McKinney Avenue, Suite 1000
Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to Spectral IP, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-285935) (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the offer and sale by the Company (the “Offering”) of up to 3,750,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), (including up to 562,500 shares of Common Stock subject to the underwriters’ option to purchase additional shares) (the “Primary Shares”, which also includes any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act in connection with the Offering), as set forth in the prospectus included in the Registration Statement (the “Prospectus”), (ii) the offer and resale from time to time by the selling securityholders named in the Registration Statement or their permitted transferees of up to 26,788,005 shares of Common Stock (the “Secondary Shares”), as set forth the resale prospectus included in the Registration Statement (the “Resale Prospectus”) and (iii) the issuance of warrants to purchase up to 172,500 shares of Common Stock to the Representative of the underwriters (the “Representative Warrants”) and the shares of Common Stock issuable upon exercise of the Representative Warrants (the “Warrant Shares,” and, together with the Primary Shares and the Secondary Shares, the “Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of the Registration Statement, the Prospectus, the Resale Prospectus, the certificate of incorporation and bylaws of the Company, as amended through the date hereof, and such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company;

f.	the board of directors of the Company or a duly constituted and acting committee of such board of directors will have taken all action necessary to set the public offering price of the Primary Shares; and

g.	with respect to the issuance of the Primary Shares, the amount of valid consideration paid in respect of such Primary Shares will equal or exceed the par value of such Primary Shares.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	When the Primary Shares are issued and sold by the Company in the manner contemplated in the Registration Statement and Prospectus against payment therefor, the Primary Shares will be validly issued, fully paid and nonassessable.

2.	The Secondary Shares are validly issued, fully paid and nonassessable.

3.	When the Representative Warrants are duly executed and delivered by the Company and issued and sold in the manner described in the Registration Statement and the related underwriting agreement, the Representative Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

4.	When the Warrant Shares are issued and delivered by the Company upon valid exercise of the Representative Warrants in accordance with the terms thereof, including payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

Our opinion is limited to the Business Organizations Code of the State of Texas and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and the Resale Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP